Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

VIRGIN MEDIA INC.

ARTICLE I

Name

The name of the corporation is Virgin Media Inc. (the “Corporation”).

ARTICLE II

Registered Office and Registered Agent

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808. The name of the registered agent of the Corporation at such address is Corporation Service Company.

ARTICLE III

Corporate Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

ARTICLE IV

Capital Stock

The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,000, all of which shall be shares of Common Stock, par value $0.01 per share.

ARTICLE V

Directors

(1) The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The Board of Directors shall consist of that number of directors to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of directors then in office. The initial number of directors shall be two (2).

(2) Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the By-laws of the Corporation.

(3) To the fullest extent permitted by the General Corporation Law as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

ARTICLE VI

Indemnification of Directors, Officers and Others

(1) The Corporation shall indemnify and hold harmless, to the fullest extent authorized by the General Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the General Corporation Law permitted the Corporation to provide immediately prior to such amendment), any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person or a person of whom that person is the legal representative is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(2) Subject to Section 4 of this Article VI, the Corporation shall indemnify and hold harmless, to the fullest extent authorized by the General Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the General Corporation Law permitted the Corporation to provide immediately prior to such amendment), any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action or suit by or in the right of the

Corporation to procure a judgment in its favor by reason of the fact that the person or a person of whom that person is the legal representative is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, against all expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware shall deem proper.

(3) To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (1) and (2) of this Article VI, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of the authorization described in Section (4) of this Article VI.

(4) Any indemnification under Sections (1) and (2) of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in such Sections (1) and (2). Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within twenty (20) days after such determination. The right to indemnification conferred in this Article VI shall be a contract right and shall, subject to applicable law, include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements (setting forth in reasonable detail an itemized account of amounts due) from the claimant (or a statement from a third party for services rendered to the claimant) requesting such advance or advances from time to time; provided, however, that if the General Corporation Law requires, the payment of such expenses incurred by a director or officer in such person’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VI or otherwise. Notwithstanding anything to the contrary contained in this Article VI, no demand on the Corporation will be required for a claimant seeking to enforce his right to indemnification and advancement of expenses under this Article VI.

(5) Notwithstanding any contrary determination in the specific case under Sections 3 and 4 of this Article VI, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 or Section 2 of this Article VI. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VI, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VI nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of an application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

(6) If a claim under Section 1 or Section 2 of this Article VI is not paid in full by the Corporation within thirty (30) days after a demand pursuant to Section 4 of this Article VI has been received by the Corporation (or if demand is excused pursuant to Section 5 of this Article VI, thirty (30) days after written notice to the Corporation), the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct set forth in Section 1 or Section 2 of this Article VI, as the case may be, but the burden of proving such defense shall be on the Corporation.

(7) If a determination shall have been made pursuant to Section 1 or Section 2 of this Article VI that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 5 of this Article VI. The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 4 of this Article VI that the procedures and presumptions of this Article VI are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article VI.

(8) The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of this Certificate of Incorporation shall not be eliminated or impaired by an amendment to this

Certificate of Incorporation after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought. The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in this Article VI but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law or otherwise.

(9) The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Section 145 of the General Corporation Law. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, employee or agent, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

(10) For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(11) For purposes of this Article VI, references to “other enterprise” shall include any other corporation or any partnership, joint venture, trust or employee benefit plan; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VI.

(12) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(13) If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, each portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each such portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE VII

By-Laws

The directors of the Corporation shall have the power to adopt, amend or repeal the By-Laws of the Corporation.

ARTICLE VIII

Amendment

The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all the provisions of this Certificate of Incorporation and all rights conferred on stockholders, directors and officers in this Certificate of Incorporation are subject to this reserved power.

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